Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT
THIS PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), is made as of September 26, 2017, by CWI OP, LP, a Delaware limited partnership, having an address at 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020 (“Pledgor”) for the benefit of W. P. CAREY INC., a Maryland corporation having an address of 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020 (together with its successors and assigns, collectively, “Lender”).
RECITALS
A.Pledgor and Lender have entered into a Loan Agreement of even date herewith (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”).
B.Under the provisions of the Loan Agreement, Lender agreed, subject to the terms and conditions contained therein, to make a loan (“Loan”) to Pledgor in the principal amount of up to One Hundred Twenty Five Million and 00/100 Dollars ($125,000,000.00), which Loan is evidenced by that certain Amended, Restated and Consolidated Promissory Note of even date herewith made by Pledgor to the order of Lender in the original principal amount of up to One Hundred Twenty Five Million and 00/100 Dollars ($125,000,000.00) (said note, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”).
C.Pledgor is the sole member of each of the limited liability companies listed on Schedule 1 attached hereto (each, a “Subsidiary”).
D.API STEWART HOLDINGS LLC, a California limited liability company (“API”) is acting as an exchange accommodation title holder for Pledgor in connection with a reverse 1031 exchange (the “Reverse 1031 Exchange”) and, in connection therewith, Pledgor holds title to 100% of the equity interests in CWI Santa Barbara Mezz GP, LLC and 99.9% of the equity interests in CWI Santa Barbara Mezz, LP (collectively, the “Santa Barbara Equity Interests”). On the date hereof, in consideration of the Reverse 1031 Exchange API is pledging the Santa Barbara Equity Interests to Pledgor until such time as the Reverse 1031 Exchange is completed and title to the Santa Barbara Equity Interests will be transferred to Pledgor. Upon the day of such transfer, Pledgor shall deliver to Lender an assignment of interest in blank (the “Assignment of Interest”) in the form set forth on Exhibit A hereto, with respect to the Santa Barbara Equity Interest.
E.Concurrently with the execution and delivery of the Loan Agreement, Carey Watermark Investors Incorporated, a Maryland corporation (the "Guarantor") executed and delivered to Lender that certain Payment Guaranty in favor of Lender dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Guaranty”) .
F.As a condition precedent to Lender’s making the Loan, Lender has required that Pledgor execute and deliver this Agreement to Lender.
NOW, THEREFORE, for Ten Dollars ($10.00) and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, Pledgor agrees with Lender as follows:

803735089

AGREEMENT
1.Defined Terms. Unless otherwise provided herein, all capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the Loan Agreement and, for the purposes of this Agreement, the following capitalized terms shall have the following meanings:
(a)    “Article 8 Matter” shall mean any action, decision, determination or election by Pledgor or its member(s) that its membership interests or other equity interests, or any of them, be, or cease to be, a “security” as defined in and governed by Article 8 of the Uniform Commercial Code, and all other matters related to any such action, decision, determination or election.
(b)    "Bankruptcy Law" shall mean the United States Bankruptcy Code, as amended, or any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution, liquidation, appointment of any receiver, liquidator, trustee or similar official, or any similar relief or remedy, any corresponding applicable law of any State, or any succeeding applicable law, and the rules and regulations promulgated thereunder; in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.
(c)    “Bankruptcy Proceeding” shall mean the filing or submission of any petition, answer, pleading or other document for relief, bankruptcy, insolvency, receivership or other remedy, or the existence of any case, action, suit, or proceeding, whether voluntary or involuntary, under any Bankruptcy Law.
(d)    “Collateral” shall have the meaning ascribed thereto in Section 2 hereof.
(e)    "Credit Action" shall mean any action or inaction by Lender or any other Person acting on behalf or for the benefit of Lender that is authorized, contemplated, permitted, waived or otherwise provided for or not restricted under this Agreement, any other Loan Document or applicable law or anything incidental thereto, including (without limitation) any exercise or enforcement of any Credit Right by Lender.
(f)    "Credit Assurance" shall have the meaning assigned to it in Section 17 hereof.
(g)    "Credit Attribute" of a referenced Person shall mean any of the following at the referenced or applicable time: (a) any of its accounts, assets, business, cash flow, credit, expenses, income, liabilities, operations, properties, prospects, reputation, strategies, taxation or financial or other condition; (b) any Collateral pledged by or other asset or property of the referenced Person (whether personality or realty, and whether tangible or intangible), whether with respect to its existence, condition, title, value, condition, use, operation, maintenance or regulation or otherwise; or (c) the willingness, ability or likelihood of the referenced Person to perform any of its obligations under any Loan Document, under any other material contract or under applicable law.
(h)    "Credit Event" shall have the meaning assigned to it in Section 19 hereof.
(i)    "Credit Obligations" shall mean any and all of the following: any and all Pledgor’s Obligations; any and all Guarantor's Obligations; and any and all other Surety's Obligations.
(j)    "Credit Party" shall mean any of the following: Pledgor; Guarantor; or any other Surety.

(k)    "Credit Repayment" shall mean all of the following shall have occurred: (a) all of the outstanding monetary Credit Obligations (whether as to principal, interest, expenses or otherwise) have been paid in full in cash or other immediately available funds; (b) all commitments and lines of credit (if any) to provide additional funds related thereto have been terminated; and (c) with respect to any contingent indemnification, reimbursement, defense or similar obligation that by its express terms extends beyond such payment and termination, the cash collateralization (on terms reasonably acceptable to each affected Lender) of each such continuing contingent obligation to the extent any claim thereunder has been asserted by any Lender.
(l)    "Guarantor's Obligations" shall mean any and all (i) Guaranteed Obligations under (and as defined in) the Guaranty, and (ii) other amounts to be paid and all other obligations to be performed or otherwise satisfied by Guarantor under the Guaranty or any other Loan Document (whether individually, jointly, severally or otherwise).
(m)    "Pledgor’s Obligations" shall mean the payment and performance of all obligations of Pledgor under the Loan Documents, including, without limitation, payment of the Indebtedness.
(n)    “Pledged Interests” shall have the meaning ascribed thereto in Section 2 hereof.
(o)    "Post-Petition Amounts" shall mean any and all advances outstanding and interest and other amounts accrued, accruing or otherwise arising or applicable under any Loan Document during the pendency of any Bankruptcy Proceeding, irrespective of whether or to what extent such interest, fees and other amounts accrue or are allowed or allowable as claims in any such proceeding.
(p)    "Proceeds" shall mean any and all proceeds (as defined in the UCC) and other awards, cash, collections, coupons, deposits, dividends, distributions, fees, funds, insurance proceeds, interest, original issue discount, payments, premiums, realizations, receipts, refunds, reimbursements, rent, repayments, returns of equity or principal, and similar amounts of every kind and nature.
(q)    “Relevant Documents” shall mean the limited liability company operating agreement of each Subsidiary and all other organizational documents of such entities, and any other document evidencing or governing any of the Collateral, as any of them may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with this Agreement.
(r)    "Subordinated Right" and "Subordinated Rights" shall respectively mean any and all: (a) advances, loans and other indebtedness and other similar or related amounts (including interest and fees) directly or indirectly owed to Pledgor by any Subsidiary (whether individually, jointly, severally or otherwise) ("Intercompany Debt"); (b) subrogation, contribution, reimbursement, restitution, recoupment, counterclaim and other similar or related rights ("Subrogation Rights") of Pledgor against or in respect of (i) any Subsidiary or any Surety, or (ii) any of their respective assets and properties, whether resulting from any payment made by Pledgor or otherwise; and (c) any security interest, lien, encumbrance or other adverse claim or guaranty, pledge, mortgage or other credit support securing or otherwise supporting, or any right, power, privilege, remedy, entitlement, preference, support or interest of Pledgor authorized, contemplated, permitted or provided for under any agreement or applicable law or incidental thereto respecting, any such Intercompany Debt or Subrogation Rights; in each case whether now or hereafter existing, acquired or created.
(s)    "Subsidiary" shall have the meaning set forth in the introductory paragraph of this Agreement.

(t)    "Surety" and "Sureties" shall respectively mean any one or more of: (i) Guarantor; (ii) Pledgor; and (iii) any other co-obligor, indemnitor, guarantor, pledgor or surety of, or any other Person providing any guaranty, pledge, mortgage or other credit support for, any of Pledgor’s Obligations or any Surety's Obligations; in each case whether or not disclosed to Pledgor or any other Surety.
(u)    "Surety's Obligations" shall mean any and all of: (i) Guarantor's Obligations; (ii) Pledgor’s Obligations; and (iii) and the other guaranty, pledge, mortgage or other credit support or supporting obligations from any other Surety under any Loan Document; in each case whether or not disclosed to Pledgor or any other Surety.
(v)    “Uniform Commercial Code”, “UCC” or “Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.
2.    Pledge and Delivery of Collateral.
(a)The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Pledgor’s Obligations, Pledgor hereby absolutely, unconditionally and irrevocably pledges, assigns, conveys, transfers and delivers to Lender, and grants to Lender, a continuing lien on and security interest in and to the each of the assets and properties listed in this Section 2(a), and all of Pledgor’s right, title and interest therein, in each case whether now or hereafter existing, acquired, created and wherever located coming into existence (all being collectively referred to herein as “Collateral”):

(i)	100% of the membership interests in each Subsidiary, together with the certificates evidencing the same (the “Pledged Interests”), and all of the Subordinated Rights;

(ii)
all ownership interests, membership interests, shares, securities, moneys, instruments or property representing a dividend, a distribution or return of capital upon or in respect of the Pledged Interests or Subordinated Rights, or otherwise received in exchange therefor, and any warrants, rights, options, or other investment property (as defined in the UCC) or financial asset (as defined in the UCC) issued to the holders of, under or otherwise in respect of, any of the Pledged Interests or Subordinated Rights;

(iii)
all rights, powers, privileges, remedies, interests and security entitlements of Pledgor under the Relevant Documents or any other agreement or instrument relating to any of the Pledged Interests or Subordinated Rights, including, without limitation, (i) all rights of Pledgor to receive moneys or distributions under or with respect to any of the Pledged Interests or Subordinated Rights due and to become due under or pursuant to the Relevant Documents, (ii) all rights of Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any of the Pledged Interests or Subordinated Rights, (iii) all claims of Pledgor for damages arising out of or for breach of or default under a Relevant Document, and (iv) any right of Pledgor to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder;

(iv)
any accounts, as-extracted collateral, chattel paper, commercial tort claims, consumer goods, deposit accounts, documents and trust receipts (and the goods covered thereby, wherever located), equipment, financial assets, fixtures, general intangibles, goods, instruments, inventory, investment properties, letter-of-credit rights, letters-of-credit, money, payment intangibles, proceeds, products, securities, securities accounts, security entitlements and software (as each such term is defined in the UCC), or any other contract right, indemnity, warranty, casualty or other insurance policy or right, or litigation claim or right, to the extent arising from or related to any asset, property, right, power, privilege, remedy, interest or entitlement listed in clause (i), (ii) or (iii) of this Section 2(a); and

(v)
any and all products of, proceeds from and other collections, payments and other distributions and realizations respecting any asset, property, right, power, privilege, remedy, interest or entitlement described in clauses (i) through (iv) of this Section 2(a) and, any and all books, correspondence, credit files, records, invoices and other papers and documents evidencing, governing or related to any such asset, property, right, power, privilege, remedy, interest or entitlement;

in each case whether such item or any right, title or interest therein is owned beneficially or of record and individually, jointly or otherwise, and together with any and all other claims, entitlements, rights, powers, privileges, remedies and interests of Pledgor with respect thereto, any and all supporting obligations therefore, and any and all replacements and substitutions therefore and extensions and modifications thereof and any and all renewals, substitutions, modifications and extensions of any and all of the items listed in this Section 2(a).
(b)    Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer endorsed by Pledgor in blank, or assignments in blank, all in form and substance satisfactory to Lender. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at any time, in its discretion, to transfer to or to register in the name of Lender or its nominee any or all of the Collateral to the greatest extent permitted by applicable law. Concurrently with the execution and delivery of this Agreement, Pledgor is delivering to Lender an Assignment of Interest in blank, for the Pledged Interests, transferring all of the Pledged Interests in blank, duly executed by Pledgor and undated. Lender shall have the right, at any time in its discretion upon the occurrence and during the continuance of an Event of Default and without notice to Pledgor, to transfer to, and to designate on the Assignment of Interest, any Person to whom the Pledged Interests are sold in accordance with the provisions hereof.
(c)    Obligations Unconditional. The obligations of Pledgor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of Guaranty, the Loan Agreement, the Note, any other Loan Documents, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any guarantee of or security for any of the Pledgor’s Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or Pledgor, it being the intent of this Section 2(d) that the obligations of Pledgor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of Pledgor hereunder:

(i)
at any time or from time to time, without notice to Pledgor, the time for any performance of or compliance with any of the Pledgor’s Obligations shall be extended, or such performance or compliance shall be waived;

(ii)
any of the acts mentioned in any of the provisions of the Guaranty, the Loan Agreement, the Note, or any other Loan Documents, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)
the maturity of any of the Pledgor’s Obligations shall be accelerated, or any of the Pledgor’s Obligations shall be modified, supplemented or amended in any respect, or any right under the Guaranty, the Loan Agreement, the Note, or any other Loan Documents, or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Pledgor’s Obligations or any security or collateral therefor shall be terminated, released or exchanged in whole or in part or otherwise dealt with; or

(iv)	any lien or security interest granted to, or in favor of Lender as security for any of the Pledgor’s Obligations shall fail to be perfected or shall be released.
(d)    On the day that the Reverse 1031 Exchange is completed and title to the Santa Barbara Equity Interests is transferred to Pledgor, Pledgor shall deliver to Lender the certificates evidencing the Santa Barbara Equity Interest and an Assignment of Interest, with respect to such Santa Barbara Equity Interest.
3.    Reinstatement. The obligations of Pledgor under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Pledgor in respect of the Pledgor’s Obligations is rescinded or must be otherwise restored by any holder of any of the Pledgor’s Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and Pledgor agrees that it will indemnify Lender on demand for all reasonable out of pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Lender in connection with such rescission or restoration.
4.    Representations and Warranties of Pledgor. Pledgor represents and warrants to Lender that:
(a)    Existence. (i) it is a limited partnership duly formed and validly existing under the laws of Delaware; (ii) has all requisite power, and has all governmental licenses, authorizations, consents and approvals necessary, to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in New York State and in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary.
(b)    Litigation. To Pledgor’s knowledge, there are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority or agency, now pending or (to the knowledge of Pledgor) threatened (i) against Pledgor or (ii) against the Collateral.
(c)    No Breach. None of the execution and delivery of this Pledge or any other Loan Document to which Pledgor is a party, the consummation of the transactions herein or therein contemplated and compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent (except such consents as have been obtained) under the organizational documents of .
(d)    Necessary Action. Pledgor has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Pledgor of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Pledgor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity.
(e)    Approvals. No authorizations, approvals and consents of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for (i) the execution, delivery or performance by Pledgor of this Agreement or for the validity or enforceability thereof, (ii) the grant by Pledgor of the assignments and security interests granted hereby, or the pledge by Pledgor of the Collateral pursuant hereto, (iii) the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment and security interest) except for the filing of financing statements under the Uniform Commercial Code or (iv) the exercise by Lender of all rights and remedies in respect of the Collateral pursuant to this Agreement.
(f)    Ownership. Pledgor has good and indefeasible title to, the Collateral free and clear of all pledges, liens, mortgages, hypothecations, security interests, charges, options or other encumbrances whatsoever, except for the Permitted Encumbrances and the lien and security interest created by this Agreement and the other Loan Documents. The Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restrictions contained herein and in the Loan Agreement).
(g)    Principal Place of Business and State of Organization. Pledgor will not change Pledgor’s principal place of business or state of organization unless Pledgor has previously notified Lender thereof and taken such action as is necessary or reasonably requested by Lender to cause the security interest of Lender in the Collateral to continue to be perfected.
(h)    Valid Security Interest. This Agreement creates a valid security interest in the Collateral, securing the payment of the Obligations, and upon the filing in the appropriate filing offices of the financing statements to be delivered pursuant to this Agreement, such security interests will be perfected, first priority security interests, and all filings and other actions reasonably necessary to perfect such security interests will have been duly taken.
5.    Covenants of Pledgor.
(a)    No Transfer. Unless expressly permitted under the Loan Agreement and in connection with the completion of the Reverse 1031 Exchange, Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and the other Loan Documents.
(b)    No Waiver, Amendment, Etc. Pledgor shall not, directly or indirectly, without the prior written consent of Lender, attempt to waive, alter, amend, modify, supplement or change in any way, or release, subordinate, terminate or cancel in whole or in part, or give any consent under, any of the instruments, documents, policies or agreements constituting the Collateral or exercise any of the rights, options or interests of Pledgor as party, holder, mortgagee or beneficiary thereunder, except as otherwise expressly provided in the Loan Agreement. Subject to the provisions of the Loan Agreement, Pledgor agrees that all rights to do any and all of the foregoing have been assigned to Lender.
(c)    Settlement and Release. Except as otherwise expressly permitted in the Loan Agreement and in connection with the Reverse 1031 Exchange, Pledgor shall not make any election, compromise, adjustment or settlement in respect of any of the Collateral.
(d)    Preservation of Collateral. Lender may, in its reasonable discretion, for the account and expense of Pledgor, pay any amount or do any act required of Pledgor hereunder or under the Loan Agreement or reasonably requested by Lender to preserve, protect, maintain or enforce the Pledgor’s Obligations, the Collateral or the security interests granted herein, but only if Pledgor has failed to pay such amount or take such action within ten (10) days after written demand by Lender. Any such payment shall be deemed an advance by Lender to Pledgor and shall be payable by such Pledgor within ten (10) days after written demand together with interest thereon at the Default Rate from the date expended by Lender until paid.
(e)    Warranty of Title. Pledgor shall warrant and defend the right, title and interest of Lender in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.
(f)    Files and Records. Pledgor shall maintain, at its principal office, and, upon request, make available to Lender the originals, or copies in any case where the originals have been delivered to Lender of the instruments, documents, policies and agreements constituting the Collateral (to the extent not held by Lender) and related documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral in the possession or control of Pledgor.
(g)    Litigation. After becoming aware of same, Pledgor shall promptly give to Lender notice of all pending legal or arbitration proceedings, and of all proceedings pending by or before any governmental or regulatory authority or agency, affecting Pledgor or the Collateral.
(h)    Existence, etc. Pledgor shall preserve and maintain its existence and all of its material rights, privileges and franchises. Pledgor shall comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities; and pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings.
6.    Assignments of Pledgor. In furtherance of the grant of the pledge and security interest pursuant to Section 2 hereof, Pledgor hereby agrees with Lender as follows:
(a)    Delivery and Other Perfection.
(i)    Pledgor hereby represents and warrants that pursuant to the Relevant Documents the Pledged Interests constitute “securities” governed by Article 8 of the Uniform Commercial Code, as contemplated in UCC Section 8-103(c). Such election to treat the Pledged Interests as securities under Article 8 of the UCC may not be revoked or changed without the prior written consent of Lender. In the event that at any time after the date hereof any additional Collateral shall be evidenced by an instrument or a certificate, Pledgor shall promptly deliver any such instrument or a certificate, duly endorsed or subscribed by Pledgor or accompanied by appropriate instruments of transfer or assignment duly executed in blank by Pledgor, to Lender as additional Collateral. Any such instruments or certificates received by Pledgor shall be held by Pledgor in trust, as agent for Lender.
(ii)    Solely with respect to Article 8 Matters, Pledgor hereby irrevocably grants and appoints Lender, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Pledged Interests in the Collateral by Pledgor, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section 6 shall include the right to sign Pledgor’s name (as the sole member of each Subsidiary) to any consent, certificate or other document relating to an Article 8 Matter and the Pledged Interests that applicable law may permit or require, to cause the Pledged Interests to be voted in accordance with the preceding sentence. Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the Pledged Interests that Pledgor may have granted or appointed. Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Pledged Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect. The proxies and powers granted by the Pledgor pursuant to this Agreement are coupled with an interest and are given to secure the performance of the Pledgor’s obligations.
(iii)    Pledgor shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary (in the reasonable judgment of Lender) to create, preserve or perfect the security interest granted pursuant hereto or, after the occurrence and during the continuance of an Event of Default, to enable Lender to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of Lender or its nominee (and Lender agrees that if any Collateral is transferred into its name or the name of its nominee, Lender will thereafter promptly give to Pledgor copies of any notices and communications received by it with respect to the Collateral).
(iv)    Pledgor shall permit representatives of Lender, upon reasonable prior written notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of Lender to be present at Pledgor’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by Pledgor with respect to the Collateral, all in such manner as Lender may reasonably require.
(b)    Preservation of Rights. Except in accordance with applicable law, Lender shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.
(c)    Pledged Collateral; Distributions.
(i)    So long as no Event of Default shall have occurred and be continuing, Pledgor shall have the right to exercise all of Pledgor’s rights under the Relevant Documents for all purposes not inconsistent with the terms of this Agreement, or any other Loan Document or any other instrument or agreement referred to herein or therein, including the right to exercise any and all voting rights, the right to receive distributions on the Collateral and other rights relating to the Pledged Interests; and Lender shall execute and deliver to Pledgor or cause to be executed and delivered to Pledgor all such proxies, powers of attorney, distribution and other orders, and all such instruments, without recourse, as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the rights and powers which they are entitled to exercise pursuant to this Section 6(c).
(ii)    If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not Lender exercises any available right to declare any of the Pledgor’s Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement or any other Loan Document, (1) all distributions on the Collateral received after such event shall be paid directly to Lender for application to the Pledgor’s Obligations pursuant to the terms hereof and the Loan Agreement, (2) if Lender shall so request in writing, Pledgor agrees to execute and deliver to Lender appropriate distribution and other orders and documents to that end and (3) Pledgor hereby irrevocably authorizes and directs Owner, after an Event of Default and for so long as such Event of Default is continuing, to pay all such distributions on the Collateral directly to Lender for application to the Pledgor’s Obligations in the order, priority and manner set forth herein and in the Loan Agreement.  The foregoing authorization and instructions are irrevocable, may be relied upon by Owner and may not be modified in any manner other than by Lender sending to Owner a notice terminating such authorization and direction.
(iii)    Anything herein to the contrary notwithstanding, (1) Pledgor shall remain liable under the Relevant Documents to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (2) the exercise by Lender of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under the Relevant Documents (3) Pledgor may not amend or modify any Relevant Document if such amendment or modification will or reasonably could adversely affect Lender’s rights under this Agreement other than in an insignificant manner, and (4) Lender shall have no obligation or liability under the Relevant Documents by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, except as provided by applicable law.
7.    Further Assurances. In furtherance of the grant of the pledge and security interest pursuant to Section 2 hereof, Pledgor hereby agrees with Lender as follows:
(a)    Delivery and Other Perfection. Pledgor shall:
(i)    if any of the Collateral required to be pledged by Pledgor under Section 2(a) hereof is received by Pledgor, forthwith either (x) transfer and deliver to Lender such Collateral so received by Pledgor all of which thereafter shall be held by Lender, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as Lender shall deem reasonably necessary or appropriate to duly record the lien created hereunder in such Collateral referred to in said Section 2(a);
(ii)    give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of Lender) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Lender to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of Lender or its nominee (and Lender agrees that if any Collateral is transferred into its name or the name of its nominee, Lender will thereafter promptly give to Pledgor copies of any notices and communications received by it with respect to the Collateral); and
(iii)    permit representatives of Lender, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral,

and forward copies of any notices or communications received by Pledgor with respect to the Collateral, all in such manner as Lender may reasonably require.
(b)    Preservation of Rights. Lender shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.
8.    Remedies.
(a)    Remedies of Lender. During the period during which an Event of Default shall have occurred and be continuing:
(i)    Lender shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Lender were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right);
(ii)    Lender in its discretion may, in its name or in the name of Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;
(iii)    Lender may, at its option, apply all or any part of the Collateral to the Pledgor’s Obligations in such order and priority as shall be selected by Lender;
(iv)    Lender may accelerate the indebtedness secured hereby;
(v)    Lender may, upon not less than ten (10) days’ prior written notice to Pledgor of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of Lender or any of its agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as Lender deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and Lender or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Pledgor, any such demand, notice or right and equity being hereby expressly waived and released. Unless prohibited by applicable law, Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned; Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Pledgor, which right or equity of redemption is hereby waived and released;
(vi)    Lender may exercise all membership rights, powers and privileges to the same extent as Pledgor is entitled to exercise such rights, powers and privileges;

(vii)    Upon notice to Pledgor, Lender may cause the Pledged Interests to be sold in accordance with clause (v) above and, in connection therewith, cause each purchaser of all or any part of any Pledged Interests to be admitted as a new member or owner of the Collateral, to the extent of such Pledged Interests, and cause Pledgor to withdraw as a member or owner the Collateral to the extent such Pledged Interests is sold (in accordance with clause (v) above), and complete by inserting the effective date of the sale and the name of the assignee thereunder and deliver to such assignee each Assignment of Interest executed and delivered by Pledgor and, if appropriate, cause one or more amended or restated certificates of limited partnership, certificates of limited liability company or articles of incorporation to be filed with respect to the Collateral.
(viii)    Lender may exercise any and all rights and remedies of Pledgor under or in connection with the Relevant Documents or otherwise in respect of the Collateral, including, without limitation, any and all rights of Pledgor to demand or otherwise require payment of any amount under, or performance of any provisions of, the Relevant Documents;
(ix)    all payments received by Pledgor under or in connection with the Relevant Documents or otherwise in respect of the Collateral shall be received in trust for the benefit of Lender, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement); and
(x)    make any compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral.
The proceeds of each collection, sale or other disposition under this Section 9(a) shall be applied by Lender to the Pledgor’s Obligations pursuant to Section 8(c) hereof.
(b)        Private Sale. Lender shall not incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 8(a) hereof conducted in a commercially reasonable manner. Pledgor hereby waives any claims against Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Pledgor’s Obligations, even if Lender accepts the first offer received and does not offer the Collateral to more than one offeree.
(c)        Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by Lender under this Section 8, shall be applied by Lender:
First, to the payment of the reasonable out-of-pocket costs and expenses of such collection, sale or other realization, including reasonable out‑of‑pocket costs and expenses of Lender and the fees and expenses of their respective agents and counsel, and all expenses, and advances made or incurred by Lender in connection therewith;
Next, to the payment in full of the Pledgor’s Obligations; and
Finally, to the payment to Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 8, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Pledgor or any issuer of or obligor on any of the Collateral.
(d)        Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to Lender while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default Lender is hereby appointed the attorney‑in‑fact of Pledgor for the purpose of carrying out the provisions of this Section 10 and taking any action and executing any instruments which Lender may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (ii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above; (iii) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender, with respect to any of the Collateral; and (iv) to execute, in connection with the sale provided for in this Section 8 or in Section 9 any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral) which appointment as attorney‑in‑fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as Lender shall be entitled under this Section 8 to collect and receive any payments in respect of the Collateral, Lender shall have the right and power to receive, endorse and collect all checks made payable to the order of Pledgor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. If so requested by Lender, Pledgor shall ratify and confirm any such sale or transfer by executing and delivering to Lender at Pledgor’s expense all proper deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may be designated in any such request.
(e)        Enforcement Expenses. Pledgor agrees to pay to Lender all reasonable out-of-pocket expenses (including reasonable attorneys fees) of, or incident to, the enforcement of any of the provisions of this Section 8, or performance by Lender of any obligations of Pledgor in respect of the Collateral which Pledgor has failed or refused to perform or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of Lender in respect thereof, by litigation or otherwise and all such expenses shall be Obligations to Lender secured under Section 2 hereof.
(f)        No Election of Remedies. Without limitation as to any other right or remedy provided to Lender in this Agreement or the other Loan Documents, in the case of an Event of Default which has occurred and is continuing (i) Lender shall have the right to pursue all of its rights and remedies under this Agreement and the Loan Documents, at law and/or in equity, in one proceeding, or separately and independently in separate proceedings from time to time, as Lender, in its sole and absolute discretion, shall determine from time to time, (ii) Lender shall not be required to either marshall assets, sell any of the Collateral in any particular order of alienation (and may sell the same simultaneously and together or separately), or be subject to any “one action” or “election of remedies” law or rule with respect to any of the Collateral, (iii) the exercise by Lender of any remedies against any one item of Collateral will not impede Lender from subsequently or simultaneously exercising remedies against any other item of Collateral, (iv) all liens and other rights, remedies or privileges provided to Lender herein shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and all Collateral has been sold and/or otherwise realized upon in satisfaction of the Indebtedness, and (v) Lender may resort for the payment of the Indebtedness to any security held by Lender in such order and manner as Lender, in its discretion, may elect and Lender may take action to recover the Indebtedness, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Agreement.

(g)        Foreclosure Sale. Pledgor agrees that Lender shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Collateral sold by Lender pursuant to this Agreement. Without in any way limiting Lender’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, Pledgor hereby agrees that a foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest any such sale:
(i)    Lender conducts the foreclosure sale in the State of New York;
(ii)    The foreclosure sale is conducted in accordance with the laws of the State of New York;
(iii)    Not more than ten (10) days, and not less than five (5) days in advance of the foreclosure sale, Lender notifies Pledgor in writing pursuant to Section 13(e) hereof of the time and place of such foreclosure sale;
(iv)    The foreclosure sale is conducted by an auctioneer licensed in the State of New York and is conducted in front of the New York Supreme Court located in New York City or such other New York State Court having jurisdiction over the Pledged Collateral on any Business Day between the hours of 9 a.m. and 5 p.m.;
(v)    The notice of the date, time and location of the foreclosure sale is published in the New York Times or The Wall Street Journal (or such other newspaper widely circulated in New York, New York) for seven (7) consecutive days prior to the date of the foreclosure sale; and
(vi)    Lender sends written notification of the foreclosure sale to all secured parties identified as a result of a search of the UCC financings statements in the filing offices located in the States of Delaware and New York conducted not later than twenty (20) days and not earlier than thirty (30) days before such notification date.
9.    Private Sales. (i) Upon request by Lender during the continuance of an Event of Default, Pledgor recognizes that Lender may be unable to effect a public sale of any or all of the Pledged Interests, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof conducted in accordance with the Code to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Lender than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Lender shall be under no obligation to delay a sale of any of the Pledged Interests for the period of time necessary to permit Pledgor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if Pledgor would agree to do so.
(a)    Pledgor further shall use its best efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Collateral pursuant to this Section 9 valid and binding and in compliance with any and all other requirements of applicable law. Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is currently continuing under the Guaranty, Loan Agreement, this Agreement or the other Loan Documents.
(b)    Lender shall not incur any liability as a result of the sale of any Pledged Interests, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Pledged Interests is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Pledgor hereby waives any claims against Lender arising by reason of the fact that the price at which any of the Pledged Interests may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Pledgor’s Obligations, even if Lender accepts the first offer received and does not offer any Collateral to more than one offeree. Notwithstanding the foregoing, such private sale shall be conducted in a commercially reasonable manner.
(c)    The Code states that Lender is able to purchase the Pledged Interests only if they are sold at a public sale. Lender has advised Pledgor that Securities and Exchange Commission (“SEC”) staff personnel have issued various No-Action Letters describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the Code, yet not public for purposes of Section 4(2) of the Securities Act of 1933, as amended. The Code permits Pledgor to agree on the standards for determining whether Lender has complied with its obligations under Article 9 of the Code. Pursuant to the Code, Pledgor specifically agrees that it shall not raise any objection to Lender’s purchase of the Pledged Interests (through bidding on the Pledgor’s Obligations or otherwise), in conformity with the principles set forth in the aforementioned No-Action Letters based upon a contention that such sale was not a “public” sale for purposes of the Code. Pledgor further agrees that (i) the failure by Lender to register the Pledged Interests under the Securities Laws, even if Pledgor agrees to pay all costs of the registration process, and (ii) Lender’s purchase of the Pledged Interests at such a sale, in either case, shall not have any effect on the commercial reasonableness of such sale.
10.    Limitation on Duties Regarding Collateral. Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Lender deals with similar securities and property for its own account. Neither Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.
11.    Termination. When the Credit Repayment has been completed, this Agreement shall terminate and Lender shall forthwith cause to be assigned, transferred and delivered any remaining Collateral and money received in respect thereof to or on the order of Pledgor, in each case pursuant to documents acceptable to Lender in form and substance, at the sole expense of Pledgor, and without any recourse to or warranty or representation by Lender whatsoever.
12.    The Pledgor’s Independent Investment Decision, Etc. Pledgor represents and warrants to Lender, as of the date hereof and Pledgor hereby covenants and agrees with Lender, as follows in each subsection of this Section: (a) Pledgor (i) is a sophisticated and knowledgeable investor, both generally and with respect to each investment and other item of Collateral, (ii) has obtained and received directly from each holder or issuer of each investment and other item of Collateral (which for the purpose of this Section shall be deemed not to include Lender) and independently investigated, reviewed and fully evaluated all financial and other information as it deemed necessary, prudent or desirable in order to make its own investment, business and economic decisions in respect of each investment and other item of Collateral, and will continue to do so, (iii) has made, and will continue to make, independent selections and decisions respecting the investments and other Collateral, and (iv) does not directly or indirectly control, and is not an officer, director, employee, general partner, member or trustee of, any holder or issuer of any Collateral other than any investment in any other Credit Party included in the Collateral; (b) Lender and its representatives have not offered, provided or made, and shall not be deemed or construed to have offered, provided or made, any Credit Assurance in respect of any investment or other Collateral, including (without limitation) any Credit Assurance with respect to any existing or future (i) existence, enforceability, genuineness, value or condition of any such Collateral or (ii) any Credit Attribute of any issuer or holder of any such Collateral or any other Person; (c) neither Lender nor any of its representatives shall have, or shall be deemed or construed to have, any duty, liability, obligation or responsibility whatsoever for any act or omission of any issuer or holder of any such Collateral or any other Person or any failure by anyone to perform any of its obligations under or with respect to any of the Collateral, all of which are hereby absolutely, unconditionally, irrevocably and expressly waived (to the fullest extent permitted by applicable law) forever by each Pledgor; and (d) neither Lender nor any of its representatives has, or shall be deemed or construed to have, any agreement, duty or obligation to notify or inform any Pledgor of any matter relating to any of the Collateral or any holder or issuer of any of the Collateral or to furnish to any Pledgor any information pertaining thereto.
13.    Continuing Agreement, Payment in Accordance with Terms, Etc. Pledgor acknowledges and confirms to and covenants and agrees with Lender that: (a) the security interests granted by him or her hereunder are continuing security interests securing the full and timely payment and satisfaction of Pledgor’s Obligations, and not securing collectability only, in each case whether Pledgor’s Obligations are now or hereafter existing, acquired or created, and irrespective of the fact that from time to time under the provisions of the Loan Documents monies may be advanced, repaid and readvanced and the outstanding balance of the Loans may be zero; (b) the security interests granted by him or her hereunder may not be revoked or terminated by Pledgor until such time as the Credit Repayment shall have been completed; (c) Credit Repayment shall not be deemed to have been otherwise completed so long as any Loan Document (other than this Agreement) shall have any continuing force or effect; and (d) the Credit Obligations will be paid and satisfied in full in accordance with the provisions of the Loan Documents without regard to any applicable law now or hereafter in effect in any jurisdiction, including (without limitation) any applicable law that might in any manner affect any of those provisions or any of the rights, powers, privileges, remedies and interests of Lender with respect thereto, or that might cause or permit to be invoked any alteration by Pledgor, any other Surety or any other Person (other than Lender) in the time, amount or manner of payment of any of their respective obligations to Lender under any of the Loan Documents.
14.    Subordination of Indebtedness, Subrogation and Contribution Rights, Etc. Pledgor acknowledges and confirms to and covenants and agrees with Lender that until Credit Repayment has been completed, any and all Subordinated Rights of Pledgor shall be subordinate and inferior in priority and dignity to Pledgor’s Obligations and shall not be entitled to any payment or satisfaction (in whole or in part) until, Credit Repayment has been completed. Until such time (if ever) as Credit Repayment has been completed: (A) Pledgor shall not seek any payment or exercise or enforce any right, power, privilege, remedy or interest that Pledgor may have with respect to any Subordinated Right and (B) any payment, asset or property delivered to or for the benefit of Pledgor in respect of any Subordinated Right shall be accepted in trust for the benefit of Lender and shall be promptly paid or delivered to Lender to be credited and applied to the payment and satisfaction of the Pledgor’s Obligations, whether contingent, matured or unmatured, or to be held by Lender as additional collateral, as Lender may elect in its sole and absolute discretion. Pledgor hereby acknowledges and agrees that pursuant to this Agreement Pledgor has granted to Lender a continuing security interest in and to any and all Subordinated Rights of Pledgor and the proceeds thereof. In addition to the rights, powers, privileges, remedies and interest accorded to Lender by this Agreement or applicable law, Lender may exercise any voting, consent, enforcement or other right, power, privilege, remedy or interest pertaining to any Subordinated Right to the same extent as if Lender were the outright owner thereof.
15.    Waiver of Impairment of Subrogation and Other Rights by Subordination, Etc. Pledgor acknowledges and confirms to and covenants and agrees with Lender that: (a) the payments, Proceeds and other amounts (if any) that potentially could be realized or retained eventually by Pledgor under or in respect of any Subordinated Right, as well as the collectability, effectiveness, enforceability, practicality or value of any Subordinated Right, may be substantially reduced, limited or otherwise impaired or completely eliminated by any of the subordinations and related waivers and agreements by Pledgor authorized, contemplated, permitted or provided for under this Agreement, any other Loan Document or applicable law (the "Pledgor Subordinations"), including (without limitation) any one or more of the following (either individually or in the aggregate) (i) the complete restrictions on Pledgor's ability to collect, receive or retain any payments, Proceeds or other amounts whatsoever under or to otherwise enforce or exercise any Subordinated Right until such time (if ever) as Credit Repayment has been completed, and the inherent effects of such delay, (ii) payments by Pledgor, any Surety or any other Person from declining or limited resources to Lender or any other Person, (iii) any foreclosure, sale, lease or other liquidation or disposition or realization respecting, or any other adverse change (however material) in, any Collateral or the amount, nature or application of any Proceeds or other amounts therefrom, (iv) any exercise or enforcement of any Credit Right or any other Credit Action by Lender, (v) any action or inaction by any Credit Party or any other Person, whether or not contemplated, authorized, permitted or provided for under any Loan Document or applicable law, (vi) any adverse or other change (however material) in any Credit Attribute of Pledgor, any Surety or any other Person, or (vii) any direct or indirect adverse effect (however likely or material) on any Subordinated Right, whether or not arising out of or related directly or indirectly to any of the foregoing; (b) Lender is not acting for Pledgor or its benefit, whether as agent, fiduciary or otherwise, as more fully provided in Section 20 hereof ("Relationship of the Parties, No Agency, Etc"), whether respecting any Subordinated Right or otherwise, and Lender may from time to time exercise or enforce any Credit Right(s) or take any other Credit Action(s) (in whole or in part), or stop or refrain from doing so, without any consideration of or regard to any Subordinated Right or any direct or indirect adverse effect thereupon (however likely or material); (d) Pledgor shall not be entitled to any payment or other asset or property (or any part thereof) delivered to or otherwise realized by Lender on account of Pledgor’s Obligations or Surety's Obligations or to any accounting thereof; (e) none of the foregoing (whether individually or in the aggregate) shall (i) release, limit or otherwise affect Pledgor Subordinations or other Pledgor’s Obligations, or (ii) give rise to any abatement, action, claim, counterclaim, determination, right of setoff, recoupment or reduction, or other defense or remedy on the part of Pledgor, any other Surety, or any other Person against or in respect of Pledgor Subordinations, Lender or any other Person, any Pledgor’s Obligations or any Loan Document, and (f) Pledgor hereby absolutely, unconditionally, irrevocably, expressly and forever (to the greatest extent permitted by applicable law) waives, and agrees to not exercise or enforce or otherwise assert or pursue (by action, suit, counterclaim or otherwise), each and every claim, counterclaim, right of abatement, recoupment, reimbursement, reduction or setoff, or other defense, determination, right or remedy otherwise available to it at any time respecting any of the foregoing actions and events.
16.    Certain Acknowledgments and Waivers Respecting Collateral Actions, Etc. Pledgor acknowledges and confirms to and covenants and agrees with Lender that: the Credit Rights include (without limitation) all of the things referenced in this Section and in Section 8 hereof; the Credit Rights in respect of and related to the Collateral are purely discretionary; and the existence, exercise or enforcement of any Credit Right or Loan Document (in whole or in part) shall not, and shall not be deemed or construed to, impose upon Lender any duty or other obligation of any kind or nature whatsoever, including (without limitation) any duty or obligation (i) to sell, foreclose or otherwise realize upon any Collateral, (i) to protect, preserve, process, prepare, repair or improve any of the Collateral, whether or not in the possession or control of Lender or any of its designees, (i) to perform or satisfy any obligation under or respecting any of the Collateral or Pledgor, (i) to make any representation or warranty or assume any liability or obligation in its liquidation or disposition of any Collateral, (i) to mitigate or otherwise reduce any damage or other loss, or (i) to otherwise exercise or enforce any such right, power, privilege, remedy or interest. Any sale, foreclosure or other realization upon the Collateral, or any other exercise or enforcement of any such right, power, privilege, remedy or interest, if undertaken by Lender in its sole and absolute discretion, may be delayed, discontinued or otherwise not pursued or exhausted for any reason whatsoever (whether intentionally or otherwise). Without limiting the generality of the foregoing, Pledgor hereby absolutely, unconditionally, irrevocably, expressly and forever (to the greatest extent permitted by applicable law) waives, and agrees to not exercise or enforce or otherwise assert or pursue (by action, suit, counterclaim or otherwise), each and every claim, counterclaim, right of abatement, recoupment, reimbursement, reduction or setoff, or other defense, determination, right or remedy otherwise available to it at any time respecting (i) any settlement or compromise with any obligor or other third party under any account receivable, note, instrument, agreement, document or general intangible included in the Collateral, irrespective of any reduction in the potential proceeds therefrom, (ii) the selection or order of liquidation or disposition of the Collateral (which may be at random or in any order(s) Lender may select in its sole and absolute discretion), (iii) any disposition of any Collateral in its then current condition, in each case without any processing, preparation, repair, or improvement, any registration, qualification or other approval or change therein, or any other beneficial action respecting any Collateral, any of which Lender in its discretion may (but shall not be required to) undertake and which if so undertaken may be delayed, discontinued or otherwise not pursued or exhausted by Lender in its discretion for any or no reason whatsoever (whether intentionally or otherwise), (iv) the private sale or other disposition of any Collateral, whether or not any public market exists, or the sale or other liquidation or disposition of any Collateral pursuant to the relevant Related Document, (v) the choice or timing of any date for any sale, redemption or other liquidation or disposition (which Lender may select in its sole and absolute discretion), irrespective of whether greater proceeds or other amounts would be realizable on a different date, (vi) the choice of whether to sell, lease, license or otherwise dispose of any Collateral (which Lender may select in its discretion), irrespective of whether greater proceeds or other amounts would be realizable (immediately or otherwise) with a different form of disposition, (vii) the adequacy of any proceeds or other amounts received respecting any Collateral, (viii) any other term or condition of any disposition of any Collateral, including (without limitation) any disposition by Lender "as is" or with limited or no representations or warranties from Lender respecting title, infringement, interference, merchantability, fitness for a particular purpose or other condition, circumstance or event, (ix) any insufficiency of any such proceeds or other amounts to fully satisfy Pledgor’s Obligations and Surety's Obligations, (x) any sale or other disposition of Collateral to the first Person to receive an offer or make a bid, (xi) the selection of any purchaser or other acquiror of any Collateral, or (xii) any default by any purchaser or other acquiror of any Collateral. Pledgor hereby absolutely, unconditionally, irrevocably, expressly and forever (to the greatest extent permitted by applicable law) (A) waives, and agrees to not exercise or enforce or otherwise assert or pursue (by action, suit, counterclaim or otherwise), each and every applicable law pertaining to notice (other than notices to it required by any Loan Document), appraisal, valuation, extension, moratorium, stay, marshaling of assets, exemption or equity of redemption or similar defense, right or provision respecting collateral or its disposition that are or may be in conflict with the provisions of this Agreement and the other Loan Documents now or at any time in the future; and (B) agrees that Lender and its representative shall not owe any duty or incur any liability whatsoever in connection with any sale of or other action taken respecting any Collateral in accordance with this Agreement, any other Loan Document, any applicable Related Document or any applicable law.

17.    Independent Review and Decision by Pledgor, No Assurances by Lender, Etc. Pledgor represents, warrants and acknowledges to and covenants and agrees with Lender that: (i) Pledgor has obtained, received and independently investigated, reviewed and fully evaluated (i) its own relevant Credit Attributes and the applicable Credit Attributes of each other Credit Party and the proposed Collateral, (ii) the Loan Documents, the obligations and transactions contemplated under the Loan Documents, and the potential effects of such documents, obligations and transactions (among other things) on the Credit Attributes of Pledgor, the other Credit Parties and their respective affiliates, and (iv) such other relevant documents and information (financial or otherwise), in each case as Pledgor deemed necessary, prudent or desirable in order to make its own business and economic decisions in respect of Pledgor’s Obligations, the Collateral and the Loan Documents, which review and evaluation was made together with its own legal counsel and (to the extent it deemed necessary, prudent or desirable) its own financial and other advisors; (i) Lender and its representatives have not offered, provided or made, and shall not be deemed or construed to have offered, provided or made, any direct or indirect advice, analysis, confirmation, counsel, covenant, guaranty, guidance, indemnity, information, promise, recommendation, representation, responsibility, support, undertaking, warranty, or other assurance or obligation of any kind or nature whatsoever (each a "Credit Assurance"), including (without limitation) any Credit Assurance in respect of Pledgor, any other Credit Party, any of their respective Affiliates or any other Person or any of their respective Credit Attributes, any Pledgor’s Obligations, any Collateral or any Loan Document, in each case whether (i) material or otherwise, (ii) known or unknown, (iii) oral, written or otherwise, (iv) affirmative or negative, (v) express or implied, (vi) adverse, material or otherwise, and (vii) now or hereafter existing; (i) Pledgor has not received and is not relying upon any such Credit Assurance from Lender or any of its representatives; (i) each Credit Party has the necessary business acumen, experience, expertise and industry and other knowledge for the ownership, development, operation and financing of its current and contemplated business, assets and properties and their effect on their respective Credit Attributes, and no Credit Party is relying upon any such business acumen, experience, expertise, industry or other knowledge or other guidance of any kind or nature whatsoever from or purportedly held by Lender, any of its Affiliates or any of their respective representatives; (i) such First Party has, and hereby expressly retains and assumes, all responsibility and risk for keeping itself fully informed and up to date respecting any Credit Attribute, Credit Event (as hereinafter defined) or other act, change, circumstance, event, matter, status or other information of any kind or nature respecting or relevant to any Credit Party, Pledgor’s Obligations, Collateral or Loan Document, and to conduct any and all investigations, reviews and evaluations that it from time to time may deem necessary, prudent or desirable in connection therewith; and (i) no counsel to Lender has in any way provided any tax or other legal counsel, analysis or Credit Assurance to, or has in any way otherwise represented, any Credit Party, any of its Affiliates or any of their respective representatives, whether in connection with any Loan Document or otherwise (and each such counsel may rely on this clause (f) as if directly addressed to them and is an intended third party beneficiary hereof).
18.    Agreement Absolute, Survival of Representations and Covenants, Etc. Each of the collateral grants, representations and warranties (as of the date(s) made or deemed made), subordinations, deferrals, standstills, bailments, trusts, covenants, waivers and other agreements and obligations of Pledgor (whether individual, joint, several or otherwise) contained in this Agreement and the other Loan Documents: (a) are and shall be absolute, irrevocable and unconditional, and shall survive and remain and continue in full force and effect in accordance with their respective provisions, in each case without regard to (among other things) any invalidity, illegality, non-binding effect or unenforceability (in whole or in part) for any reason whatsoever of any other Loan Document, or of any provision of this Agreement, including (without limitation) by reason of the absence (in whole or in part) of any required authentication, authority, capacity, consent, consideration, disclosure, equivalent value, filing, notice, recordation, signature, writing or other action, or the presence (in whole or in part) of any contractual conflict, defense, illegality, misconduct, misrepresentation, mistake, prohibition, restriction or right of reimbursement, recoupment or setoff; (b) are and shall be absolute, irrevocable and unconditional with regard to, and shall survive and remain and continue in full force and effect in accordance with their respective provisions following and without regard to, each of the following (among other things), (i) the execution and delivery of this Agreement or any other Loan Document and the performance or non-performance of any Pledgor’s Obligations or Surety's Obligations under any Loan Document, (ii) any advance, accrual, payment, repayment or readvance of any amount under any Loan Document, or any request or notice with respect thereto, or the inception, creation, acquisition, increase, decrease, satisfaction or existence from time to time of any Pledgor’s Obligations or Surety's Obligations under any Loan Document, in each case irrespective of the fact that from time to time the outstanding balance of the Loans and other monetary Pledgor’s Obligations may be zero, (iii) any waiver, modification, extension, renewal, consolidation, spreading, amendment or restatement of or other change in any provision of (A) this Agreement or any other Loan Document or (B) any one or more of Pledgor’s Obligations or any Surety's Obligations, including (without limitation) any extension or other change in the time, manner, place or other term of payment or performance of any of the foregoing, in each case except as and to the extent expressly modified by the provisions of any such extension, change, waiver, modification, renewal, consolidation, spreading, amendment or restatement, (iv) any full, partial or non-exercise of any of the Credit Rights of Lender under any Loan Document or applicable law, against Pledgor, any Surety or any other Person or with respect to any of Pledgor’s Obligations, any Surety's Obligations, any other obligations or any collateral or security interest therein, which exercise or enforcement may be delayed, discontinued or otherwise not pursued or exhausted for any or no reason whatsoever, or which may be waived, omitted or otherwise not exercised or enforced (whether intentionally or otherwise), (v) any surrender, repossession, sequestration, foreclosure, conveyance or assignment (by deed in lieu or otherwise), sale, lease or other realization, dealing, liquidation or disposition respecting any collateral or setoff respecting any account or other asset in accordance with any Loan Document or applicable law (except as and to the extent Pledgor’s Obligations have been permanently reduced by the application of the net proceeds thereof), (vi) the perfected or non-perfected status or priority of any mortgage or other security interest in any such collateral, which may be held without recordation, filing or other perfection (whether intentionally or otherwise), (vii) any release, settlement, adjustment, subordination or impairment of all or any part of Pledgor’s Obligations, any Surety's Obligations, any other obligations or any collateral or any security interest therein under or with respect to any Loan Document or applicable law, whether intentionally or otherwise (except as and to the extent expressly modified by the provisions of any such release, settlement or adjustment), (viii) any extension, stay, moratorium or statute of limitations or similar time constraint under any applicable law, (ix) any investigation, analysis or evaluation by Lender or its designees of any Credit Attribute of Pledgor, any other Surety, or any other Person, (x) any application to any obligations of Pledgor or any other Surety other than any Pledgor’s Obligations or Surety's Obligations of (A) any payments from such Person not specifically designated for application to Pledgor’s Obligations or Surety's Obligations or (B) any proceeds of collateral from such Person other than from the Collateral, (xi) any rejection (in whole or in part) or acceptance for retention as collateral (and not as payment) of any prepayment or tender of payment under any Loan Document not expressly required or permitted thereunder, (xii) any sale, conveyance, assignment, participation or other transfer by Lender (in whole or in part) to any other Person of any one or more of this Agreement or any of the Loan Documents or any one or more of the rights, powers, privileges, remedies or interests of Lender herein or therein, (xiii) any other Credit Action, (xiv) any diligence by Lender or any other Person respecting any Credit Attributes of any Credit Party or any other Person; (xv) any Credit Event (as hereinafter defined), or (xv) any act or omission on the part of Lender or any other Person or any other act, event or circumstance that otherwise might constitute a legal or equitable defense, counterclaim or discharge of a borrower, creditor, debtor, co-obligor, debtor, indemnitor, issuer, guarantor, maker, obligor, pledgor, subordinator, supporting obligor or surety; in each case in such manner and order, upon such provisions and subject to such conditions as Lender may deem necessary or desirable in its sole and absolute discretion, without notice to or further assent from Pledgor, any other Surety, or any other Person (except for such notices as may be expressly required to be given to such party under the applicable

Loan Document), and without affecting any of the rights, powers, privileges, remedies and other interests of Lender under this Agreement, the other Loan Documents and applicable law; (c) shall not be subject (to the greatest extent permitted by applicable law) to any claim, counterclaim, right of abatement, recoupment, reimbursement, reduction or setoff, or other defense, determination, right or remedy that Pledgor, any other Surety, or any other Person may have against Lender, any Surety or any other Person, and Pledgor hereby absolutely, unconditionally, irrevocably, expressly and forever (to the greatest extent permitted by applicable law) waives, and agrees to not exercise or enforce or otherwise assert or pursue (by action, suit, counterclaim or otherwise), each and every such claim, counterclaim, right of abatement, recoupment, reimbursement, reduction or setoff, or other defense, determination, right or remedy otherwise available to it at any time; (d) shall not be diminished or qualified by the death, disability, dissolution, reorganization, insolvency, bankruptcy, custodianship or receivership of Pledgor, any other Surety, or any other Person, or the inability of any of them to pay their respective debts or perform or otherwise satisfy their respective obligations as they become due for any reason whatsoever; and (e) shall remain and continue in full force and effect in accordance with their respective provisions without regard to any of the foregoing acts, events or circumstances. Pledgor contingent obligations under the Sections 3 and 21(f) hereof, as well as all of the general provisions of this Agreement (including, without limitation, all Sections beginning with Section 11 through the end of this Agreement and applicable definitions appearing elsewhere), shall survive completion of Credit Repayment and shall remain and continue in full force and effect thereafter throughout all applicable statute of limitation periods and the final resolution of all claims pending at the end of such periods.
19.    Waivers of Notices, Certain Defenses, Etc. Except for notices to it expressly required under any Loan Document, Pledgor hereby absolutely, unconditionally, irrevocably, expressly and forever (to the greatest extent permitted by applicable law) waives, and agrees to not exercise or enforce or otherwise assert or pursue (by action, suit, counterclaim or otherwise), each and all of the following (each a "Credit Event"): (i) acceptance and notice of any acceptance of this Agreement or any other Loan Document; (i) notice of any action taken or omitted in reliance hereon; (i) presentment and notice of any presentment; (i) demand for payment and notice of any such demand, in each case except to the extent otherwise expressly required by this Agreement; (i) dishonor and notice of any dishonor; (i) protest and notice of any protest; (i) any right, power or privilege to make any prepayment or tender of payment (in whole or in part) of any Pledgor’s Obligations or Surety's Obligations, in each case except to the extent otherwise expressly required or permitted in this Agreement or in any written consent or demand from Lender; (i) notice of any request for, any change in or any making, repayment or remaking of any loan, advance or other extension of credit at any time under this Agreement or any other Loan Document; (i) notice of any nonpayment or other event that constitutes a Default or an Event of Default; (i) notice of any act, change, circumstance, event, matter, status or other information of any kind or nature, irrespective of relevancy or materiality, effecting or respecting (i) any Credit Attribute respecting any Credit Party or any Collateral, (ii) the due authorization, due execution and delivery, or legality, validity, binding effect, enforceability or effectiveness of any Loan Document, (iii) the accuracy, completeness, comprehensiveness, genuineness or sufficiency of any Loan Document, any financial statement, certificate, report, printout or other item delivered at any time pursuant thereto, or any recital, representation, warranty, certification, statement or other information therein from or respecting any Credit Party therein, or whether any of them are in any way reasonable, relevant, truthful, up to date or useful, (iv) the permissibility, value, creation, attachment, perfection, description, relative priority, sufficiency, effectiveness or practical realization respecting any Lien contemplated under any Loan Document, or (v) the collectability, existence, value or practical realization of any Pledgor’s Obligations; (i) notice that any Credit Party (i) is not solvent (i.e., the aggregate fair value of its assets do not exceed the sum of its liabilities), (ii) does not have adequate working capital, (iii is not able to pay its debts as they mature, or (iv) has considered, threatened or commenced any Bankruptcy Proceeding respecting itself or any other Credit Party; (i) notice of any act, change, circumstance, matter, status or other event of any kind or nature, irrespective of relevancy or materiality, described in Section 15, 16, 17 or 18 hereof ; and (i) any other proof, notice or demand of any kind whatsoever with respect to any or all of Pledgor’s Obligations or Surety's Obligations or promptness in making any claim or demand under this Agreement or any other Loan Document. No act or omission of any kind in connection with any of the foregoing shall in any way impair or otherwise affect the continuation, applicability, legality, validity, binding effect or enforceability of any provision of this Agreement or any other Loan Document or any of Pledgor’s Obligations or Surety's Obligations. No Lender has and no Lender shall be deemed or construed to have, any agreement, duty or obligation whatsoever to notify (except for notices expressly required hereunder) or inform any Credit Party or other Person respecting any Credit Party, Credit Attribute, Credit Event, Pledgor’s Obligations, Collateral, Loan Document or other act, change, circumstance, event, matter, status or other information of any kind or nature, irrespective of materiality or relevancy, or to respond to any inquiry or request or to furnish any documentation with respect thereto.
20.    Relationship of the Parties, No Agency, Etc. Pledgor represents, warrants and acknowledges to and covenants and agrees with Lender that: (i) Lender is acting solely in the capacity of lender and secured party and the Credit Parties are acting solely in their respective capacities as debtor, pledgor, guarantor and surety, and such debtor/creditor relationship is the only relationship between them, under the Loan Documents or in respect of any of the Collateral, Pledgor’s Obligations, Credit Rights or Credit Actions; (i) no provision of this Agreement or any other Loan Document is intended to assign to or impose on any Lender Party or otherwise create, nor shall any such provision be deemed or construed to have assigned to or imposed on any Lender Party or otherwise created, any agency, joint venture, partnership, trust or other fiduciary or advisory relationship in favor or for the benefit of Pledgor, any Surety or any of their respective Affiliates; (i) Lender is not acting for Pledgor or its benefit, whether as an advisor, agent, fiduciary or otherwise (as more fully provided above), and Lender may from time to time exercise or enforce any Credit Right(s) or take any other Credit Action(s) (in whole or in part), or stop or refrain from doing so, without any consideration of or regard to any of Pledgor’s Obligations or Surety's Obligations, any Collateral, any Subordinated Right, any Credit Attribute of any Credit Party or any direct or indirect adverse effect thereupon (however likely or material); (i) Lender and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies or Persons in respect of which Pledgor, any Surety or any of their respective Affiliates may have competing or conflicting interests, and neither Lender nor any of its Affiliates or representatives has any obligation to use in connection with the transactions contemplated by any Loan Document, or to advise Pledgor, any Surety or any of their respective Affiliates of, or furnish to any of them, any confidential or other information obtained by Lender or any of their Affiliates or representatives from or with respect to other transactions, companies or Persons; and (i) by accepting or approving any certificate, statement, report or other document or information required to be given to Lender (whether as a required notice or report, for approval or otherwise), or any alleged performance of anything required to be observed, performed or fulfilled by any Pledgor, or any Surety, pursuant to this Agreement or any other Loan Document, neither Lender nor any of its representatives shall have, or shall be deemed or construed to have, made any representation or warranty to or agreement with Pledgor, or any Surety with respect thereto or affirmed the sufficiency, the legality, enforceability, effectiveness or financial impact or other effect thereof.
21.    Miscellaneous.
(a)        No Waiver. No failure on the part of Lender or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Lender or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All representations, warranties, covenants, agreements and obligations of Pledgor (whether individual, joint, several or otherwise) in this Agreement and all rights, powers, privileges, remedies and other interests of Lender under this Agreement, the other Loan Documents or applicable law are cumulative and not alternatives.
(b)        Governing Law.
(i)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY PLEDGOR AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. TO THE FULLEST EXTENT PERMITTED BY LAW, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS THAT WOULD DEFER TO THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, PLEDGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(ii)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND PLEDGOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. PLEDGOR DOES HEREBY DESIGNATE AND APPOINT THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO PLEDGOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON PLEDGOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. PLEDGOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE

SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
(c)        Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in the manner and to the addresses set forth in the Loan Agreement.
(d)        Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by Pledgor and Lender. Any such amendment or waiver shall be binding upon Lender and Pledgor.
(e)        Successors and Assigns. This Agreement shall be binding upon the successors, assigns and legal representatives of Pledgor and inure to the benefit of the successors, assigns and legal representatives of Lender (provided, however, that Pledgor shall not assign or transfer its rights hereunder without the prior written consent of Lender, except as otherwise specifically provided in the Loan Agreement). Without limiting the foregoing, Lender may at any time and from time to time without the consent of Pledgor, assign or otherwise transfer all or any portion of its rights and remedies under this Agreement to any other person, either separately or together with other property of Pledgor for such purposes in connection with a transfer of Lender’s interest in the other Loan Documents and on such terms as Lender shall elect, and such other person or entity shall thereupon become vested with all of the rights and obligations in respect thereof granted to Lender herein or otherwise. Without limiting the foregoing, in connection with any assignment of the Loan, Lender may assign or otherwise transfer all of its rights and remedies under this Agreement to the assignee and such assignee shall thereupon become vested with all of the rights and obligations in respect thereof granted to Lender herein or otherwise. Each representation and agreement made by Pledgor in this Agreement shall be deemed to run to, and each reference in this Agreement to Lender shall be deemed to refer to, Lender and each of its successors and assigns.
(f)        Expenses, Indemnification.
(i)    Pledgor agrees to pay or reimburse Lender for paying: (1) all out‑of‑pocket expenses of Lender (including, without limitation, the reasonable attorneys’ fees), in connection with (A) the negotiation, preparation, execution and delivery of this Agreement and (B) any amendment, modification or waiver of any of the terms of this Agreement requested or initiated by Pledgor; (2) all costs and expenses of Lender (including attorneys’ fees) in connection with any Event of Default or any enforcement or collection proceedings resulting therefrom; and (3) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any document referred to herein.
(ii)    Pledgor hereby agrees to indemnify Lender and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any claim of any Person (1) relating to or arising out of the acts or omissions of Pledgor under this Agreement (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (2) resulting from the ownership of or lien on any Collateral, including, without limitation, the fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).
(g)        No Liability on Part of Lender. Lender, by its acceptance of this Agreement, the Collateral and any payments on account thereof, shall not be deemed to have assumed or to have become liable for any of the obligations or liabilities of Pledgor. Lender shall have no duty to collect any sums due in respect of any of the Collateral in its possession or control, or to enforce, protect or preserve any rights pertaining thereto, and Lender shall not be liable for failure to collect or realize upon the Collateral, or any part thereof, or for any delay in so doing, nor shall Lender be under any obligation to take any action whatsoever with regard thereto. Lender shall, if requested by the payor of any Collateral, give receipts for any payments received by Lender on account of the Collateral.
(h)        Limitation of Duties Regarding Collateral. Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Lender deals with similar securities and property for its own account. Neither Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.
(i)        Financing Statements; Other Documents. On the date hereof, Pledgor hereby authorizes Lender to file UCC-1 financing statements with respect to the Pledged Collateral. Pledgor agrees to execute and/or deliver any other document or instrument which Lender may reasonably request with respect to the Pledged Collateral for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.
(j)        Further Assurances. Pledgor agrees that, from time to time upon the written request of Lender, Pledgor will execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order fully to effect the purposes of this Agreement.
(k)        Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.
(l)        Counterparts. This Agreement and any supplement or amendment hereto or waiver, modification or restatement hereof may be executed in any number of counterparts of the entire document or of the signature pages thereto, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart and may deliver it delivering it by telecopy, pdf file or other electronic means.
(m)        Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Lender in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, Pledgor has caused this Pledge Agreement to be duly executed as of the day and year first above written.

Pledgor:

CWI OP, LP

By:	Carey Watermark Investors Incorporated, a Maryland Corporation, its general partner

By:	/s/ Michael Medzigian
Name: Michael Medzigian
Title: Chief Executive Officer

STATE OF NEW YORK    )
) ss.:
COUNTY OF NEW YORK )

On the 26th day of September, in the year 2017, before me, the undersigned, a Notary Public in and for said state, personally appeared M. Medzigian , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

/s/ Gillian Richards-Deshong
Notary Public

[Pledgor Signature Page to Pledge Agreement]

Lender:

W. P. Carey Inc., a Maryland corporation

By:	/s/ ToniAnn Sanzone
Name: ToniAnn Sanzone
Title: Chief Financial Officer

STATE OF NEW YORK    )
) ss.:
COUNTY OF NEW YORK )

On the 26th day of September, in the year 2017, before me, the undersigned, a Notary Public in and for said state, personally appeared Toni Ann Sanzone, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

/s/ Gillian Richards-Deshong
Notary Public

[Lender Signature Page to Pledge Agreement]

SCHEDULE 1

1.	CWI Atlanta Perimeter Hotel, LLC

2.	CWI Atlanta Midtown Hotel, LLC

3.	CWI Manchester Hotel, LLC

4.	CWI Sonoma Hotel, LLC

5.	CWI Denver CBD Hotel, LLC

6.	CWI New Orleans CBD Hotel, LLC

7.	CWI Chelsea Hotel, LLC

8.	CWI Austin Hotel, LLC

9.	CWI Lake Arrowhead Resort, LLC

10.	CWI Shadyside Hotel, LLC

[Pledgor Signature to Pledge Agreement]

Exhibit A

FORM OF ASSIGNMENT OF INTERESTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ all of the undersigned’s interest in [Name of LLC] (the “Company”), which constitutes [___]% of the outstanding membership interests in the Company and, subject to the terms of that certain Pledge and Security Agreement dated September ___, 2017, by and among _____________________ and W. P. Carey Inc. hereby irrevocably constitutes and appoints W. P. Carey Inc. as its true and lawful agent and attorney-in-fact with full power of substitution (together with its successors and assigns, the “Agent”), which agency and power is for the benefit of the Agent, and coupled with an interest to execute from time to time in the name, place and stead of the undersigned or such transferee any and all assignments and other documents and take any and all other actions in any and all lawful ways and means for the transfer or other use, recovery and enjoyment thereof, including (without limitation) the power to direct the Company and its member, managers and officers to transfer the same on the books and records of the Company to such person as the Agent may direct, and the undersigned hereby ratifies and confirms all that such Agent shall lawfully do by virtue hereof.

IN WITNESS WHEREOF, Assignor has executed this instrument as of the ___ day of _____, ______.

Assignor:

[Name of Pledgor]

By:
Name:
Title:

[Lender Signature Page to Pledge Agreement]